                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             THE COBALT GROUP, INC.


                                    ARTICLE I

                                      NAME

                  The name of this Corporation is The Cobalt Group, Inc.

                                   ARTICLE II

                                  CAPITAL STOCK

                  2.1 AUTHORIZED CAPITAL. The total number of shares which this Corporation is authorized to issue is 300,000,000, consisting of 200,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 100,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). Subject to any rights granted to Preferred Stock in accordance with applicable Washington law, the Common Stock shall have all the rights ordinarily associated with common shares, including but not limited to general voting rights, general rights to dividends and liquidation rights.

                  2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, preferences, limitations and relative rights of the shares of any series that is wholly unissued or is to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the event that there are no issued or outstanding shares of a series of Preferred Stock which this Corporation has been authorized to issue, unless otherwise specifically provided in the resolution establishing such series, the Board of Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this Corporation, may amend these Restated Articles of Incorporation to delete all reference to such series.

                  2.3 SERIES A PREFERRED STOCK. An aggregate of 4,510,934 shares of Preferred Stock are hereby designated as Series A Preferred Stock, $0.01 par value (the "Series A Preferred"). The rights, preferences, privileges and limitations granted to and imposed on the Series A Preferred are as set forth below:

                  2.3.1 LIQUIDATION.

                  Upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets shall be distributed as described in
Section 2.7 hereof. The sale of all or substantially all of the assets of the Corporation, or the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.3 and
Section 2.7 (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); provided, however, that each holder of Series A Preferred shall have the right to elect the conversion benefits of the provisions of Section 2.3.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.3 and Section 2.7; provided, further, that this provision shall not apply if the holders of voting securities of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity. The Corporation shall mail written notice of such liquidation not less than 20 days prior to the payment date stated therein, to each record holder of Series A Preferred.

                  2.3.2 PRIORITY OF SERIES A PREFERRED ON DIVIDENDS AND REDEMPTIONS.

                  So long as any Series A Preferred remains outstanding, the Corporation shall not, without the consent of the Preferred Stock Voting Shares obtained in accordance with Section 2.3.8, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Securities, nor shall the Corporation, directly or indirectly, pay or declare any dividend or make any distribution upon any Junior Securities.

                  2.3.3  REDEMPTIONS.

                  (a) MANDATORY REDEMPTION. If requested in writing by a majority of the Preferred Stock Voting Shares at any time after September 30, 2003, the Corporation shall redeem all shares of Series A Preferred on such date stated in such written request (the "Redemption Date"), at a price per share equal to the Series A Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any). Notwithstanding the foregoing, if at any time prior to the Redemption Date, the holders of a majority of the Preferred Stock Voting Shares deliver written notice to the Corporation requesting a deferral of such redemption, then such redemption shall be deferred (and the shares shall remain outstanding and shall continue to retain all rights and preferences set forth herein) until the later of (i) the holders of a majority of the Preferred Stock Voting Shares deliver written notice to the Corporation terminating the request for deferral and (ii) such shares of Series A Preferred are otherwise actually redeemed or purchased by the Corporation. The Corporation shall be obligated to redeem all such shares of Series A Preferred within 30 days after receipt of the notice terminating the request for deferral.

                  (b) REDEMPTION PAYMENT. For each share of Series A Preferred which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Series A Per Share Liquidation Value (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Series A Preferred on the Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of the shares to be redeemed based upon the aggregate Series A Per Share Liquidation Value of such shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (c) DIVIDENDS AFTER REDEMPTION DATE. No share is entitled to any dividends accruing after the date on which the Series A Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any) is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

                  (d) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

                  2.3.4  VOTING RIGHTS.

                  The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws and shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock and all other Preferred Stock Voting Shares voting together as a single class (and as a separate series or class if required by law) with each share of Common Stock entitled to one vote per share and each share of Series A Preferred entitled to one vote for each share of Common Stock into which such share of Series A Preferred is convertible on the record date for the vote taken.

                  2.3.5  CONVERSION.

                  (a)      CONVERSION PROCEDURE.

                  (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of shares to be converted by $0.554209 and dividing the result by the Conversion Price then in effect.

                  (ii) Each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Series A Preferred share shall terminate on the Redemption Date for such share unless the Corporation has failed to pay to the holder thereof the Liquidation Value thereof.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, the conversion of any shares of Series A Preferred may, at the election of the holder of such shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

                  (v) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                           (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (b) payment in an amount equal to all accrued and unpaid dividends, if any, with respect to each share converted, which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

                           (c) a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) If the Corporation is not permitted under applicable law to pay any portion of the accrued dividends on the Series A Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (viii) The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (x) If the shares of Conversion Stock issuable by reason of such conversion of Series A Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  (b)      CONVERSION PRICE.

                  (i) The initial Series A Conversion Price shall be $0.554209. In order to prevent dilution of the conversion rights granted under this Section 2.3.5, the Series A Conversion Price shall be subject to adjustment from time to time pursuant to this Section 2.3.5.

                  (ii) Subject to Section 2.3.5(h), if and whenever on or after the original date of issuance of the Series A Preferred the Corporation issues or sells, or in accordance with Section 2.3.5(c) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to such time, then forthwith upon such issue or sale the Series A Conversion Price shall be reduced to the lowest price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

                  (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Series A Conversion Price under Section 2.3.5(b) (and subject to Section 2.3.5(h)), the following shall be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants any right or option to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security is less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

                  (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Series A Conversion Price had been or are to be made pursuant to other provisions of this
Section 2.3.5, no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, the Series A Conversion Price in effect at the time of such change shall be readjusted to the Series A Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price then in effect hereunder shall be adjusted to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the

Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

                  (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. Subject to
Section 2.3.5(h), if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2.3.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Series A Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Series A Conversion Price as otherwise determined pursuant to this Section 2.3.5 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series A Preferred.

                  (f)      NOTICES.

                  (i) Immediately upon any adjustment of the Series A Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any liquidation.

                  (g) AUTOMATIC CONVERSION. The Corporation shall convert all of the outstanding Series A Preferred if the Corporation is at such time consummating a firm commitment underwritten Public Offering of shares of its Common Stock in which (i) the Net Proceeds to the Corporation are at least $15,000,000 and (ii) the price per share paid by the public for such shares shall be at least 300% of the Series A Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred at least seven days prior to such closing. The Corporation shall convert all of the outstanding shares of Series A Preferred to shares of Common Stock if the holders of a majority of the outstanding Preferred Stock Voting Shares agree to the conversion thereof.

                  (h) CERTAIN ISSUANCES. The following actions by the Corporation will not trigger the adjustments in Sections 2.3.5(b), (c) and (d):
(a) the issuance of options to purchase up to 3,641,000 shares of Common Stock pursuant to The Cobalt Group, Inc. 1995 Stock Option Plan (the "Stock Option Plan") and warrants to purchase up to 61,500 shares of Common Stock issued and outstanding prior to October 1998 and (b) the issuance of shares of Common Stock upon exercise of the options and warrants described in the immediately preceding clause (a).

                  2.3.6 [Intentionally Omitted].

                  2.3.7  PURCHASE RIGHTS.

                  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  2.3.8  AMENDMENT AND WAIVER.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of this Section 2.3 or Section 2.7 without the prior written consent of the holders of at least a majority of the Preferred Stock Voting Shares outstanding at the time such action is taken; provided that no such action shall change (a) the amount payable on redemption of the Series A Preferred or the times at which redemption of Series A Preferred is to occur, without the prior written consent of the holders of at least a majority of the Series A Preferred then outstanding, (b) the Series A Conversion Price or the number of shares or class of stock into which the Series A Preferred is convertible, without the prior written consent of the holders of at least a majority of the Series A Preferred then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least a majority of the Series A Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred as provided herein.

                  2.4 SERIES B PREFERRED STOCK. An aggregate of 8,000,000 shares of Preferred Stock are hereby designated as Series B Preferred Stock, $0.01 par value (the "Series B Preferred"). The rights, preferences, privileges and limitations granted to and imposed on the Series B Preferred are as set forth below:

                  2.4.1   LIQUIDATION.

                  Upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets shall be distributed as described in
Section 2.7 hereof. The sale of all or substantially all of the assets of the Corporation, or the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this
Section 2.4 and Section 2.7 (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); provided, however, that each holder of Series B Preferred shall have the right to elect the conversion benefits of the provisions of Section 2.4.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.4 and Section 2.7; provided, further, that this provision shall not apply if the holders of voting securities of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity. The Corporation shall mail written notice of such liquidation not less than 20 days prior to the payment date stated therein, to each record holder of Series B Preferred.

                  2.4.2  DIVIDENDS

                  (a) CUMULATIVE DIVIDENDS. Dividends on the Series B Preferred shall be cumulative and shall cumulate and accrue on a daily basis, without interest, at the rate of $0.336 per share per annum from the date of issue of the Series B Preferred, regardless of whether or not the Corporation shall have funds legally available for such purpose. The holders of the Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for such purpose, cumulative dividends at the rates specified above.

                  (b) PRIORITY. So long as any Series B Preferred remains outstanding, the Corporation shall not, without the consent of the Preferred Stock Voting Shares obtained in accordance with Section 2.4.8, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Securities. In no event, so long as any Series B Preferred shall remain outstanding, shall any dividend be declared or paid upon any Series A Preferred or Junior Securities unless simultaneously with such declaration and payment a pro rata dividend is declared and paid on all outstanding shares of Series B Preferred.

                  2.4.3  REDEMPTIONS.

                  (a) MANDATORY REDEMPTION. If requested in writing by a majority of the Preferred Stock Voting Shares at any time after September 30, 2003, the Corporation shall redeem all shares of Series B Preferred on the Redemption Date, at a price per share equal to the Series B Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any). Notwithstanding the foregoing, if at any time prior to the Redemption Date, the holders of a majority of the outstanding Preferred Stock Voting Shares deliver written notice to the Corporation requesting a deferral of such redemption, then such redemption shall be deferred (and the shares shall remain outstanding and shall continue to retain all rights and preferences set forth herein) until the later of (i) the holders of a majority of the outstanding Preferred Stock Voting Shares deliver written notice to the Corporation terminating the request for deferral and (ii) such shares of Series B Preferred are otherwise actually redeemed or purchased by the Corporation. The Corporation shall be obligated to redeem all such shares of Series B Preferred within 30 days after receipt of the notice terminating the request for deferral.

                  (b) REDEMPTION PAYMENT. For each share of Series B Preferred which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Series B Per Share Liquidation Value (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Series B Preferred on the Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of the shares to be redeemed based upon the aggregate Series B Per Share Liquidation Value of such shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (c) DIVIDENDS AFTER REDEMPTION DATE. No share is entitled to any dividends accruing after the date on which the Series B Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any) is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

                  (d) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

                  2.4.4    VOTING RIGHTS.

                  The holders of the Series B Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws and shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock and all other Preferred Stock Voting Shares voting together as a single class (and as a separate series or class if required by law) with each share of Common Stock entitled to one vote per share and each share of Series B Preferred entitled to one vote for each share of Common Stock into which such share of Series B Preferred is convertible on the record date for the vote taken.

                  2.4.5    CONVERSION INTO COMMON STOCK.

                  (a)      CONVERSION PROCEDURE.

                  (i) At any time and from time to time, any holder of Series B Preferred may convert all or any portion of the Series B Preferred (including any fraction of a share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of shares to be converted by $4.20 and dividing the result by the Series B Conversion Price then in effect.

                  (ii) Each conversion of Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Series B Preferred share shall terminate on the Redemption Date for such share unless the Corporation has failed to pay to the holder thereof the Liquidation Value thereof.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series B Preferred is to be made in connection with a Public Offering, the conversion of any shares of Series B Preferred may, at the election of the holder of such shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

                  (v) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                           (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (b) payment in an amount equal to all accrued and unpaid dividends, if any, with respect to each share converted, which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

                           (c) a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) If the Corporation is not permitted under applicable law to pay any portion of the accrued dividends on the Series B Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (viii) The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series B Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (x) If the shares of Conversion Stock issuable by reason of such conversion of Series B Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  (b)   CONVERSION PRICE.

                  (i) The initial Series B Conversion Price shall be $4.20. In order to prevent dilution of the conversion rights granted under this subdivision, the Series B Conversion Price shall be subject to adjustment from time to time pursuant to this Section 2.4.5(b).

                  (ii) Subject to Section 2.4.5(h), if and whenever on or after the original date of issuance of the Series B Preferred the Corporation issues or sells, or in accordance with Section 2.4.5(c) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to such time, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Preferred Stock Voting Shares and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                  (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Series B Conversion Price under Section 2.4.5(b) (and subject to Section 2.4.5(h) thereof), the following shall be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants any Option or Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security is less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

                  (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this
Section 2.4.5, no further adjustment of the Series B Conversion Price shall be made by reason of such issue or sale.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, the Series B Conversion Price in effect at the time of such change shall be readjusted to the Series B Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Conversion Price then in effect hereunder shall be adjusted to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

                  (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. Subject to
Section 2.4.5(h), if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2.4.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred; provided that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to this Section 2.4.5 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series B Preferred.

                  (f)      NOTICES.

                  (i) Immediately upon any adjustment of the Series B Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any liquidation.

                  (g) AUTOMATIC CONVERSION. The Corporation shall convert all of the outstanding Series B Preferred if the Corporation is at such time consummating a firm commitment underwritten Public Offering of shares of its Common Stock in which (i) the Net Proceeds to the Corporation are at least $15,000,000 and (ii) the price per share paid by the public for such shares shall be at least 300% of the Series B Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series B Preferred at least seven days prior to such closing. The Corporation shall convert all of the outstanding shares of Series B Preferred to shares of Common Stock if the holders of a majority of the outstanding Preferred Stock Voting Shares agree to the conversion thereof.

                  (h) CERTAIN ISSUANCES. The following actions by the Corporation will not trigger the adjustments in Sections 2.4.5(b), (c) and (d):
(a) the issuance of options to purchase up to 3,641,000 shares of Common Stock pursuant to the Corporation's Stock Option Plan and warrants to purchase up to 61,500 shares of Common Stock issued and outstanding prior to October 1998 and (b) the issuance of shares of Common Stock upon exercise of the options and warrants described in the immediately preceding clause (a).

                  2.4.6    [Intentionally Omitted].

                  2.4.7    PURCHASE RIGHTS.

                  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or Purchase Rights, then each holder of Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  2.4.8     AMENDMENT AND WAIVER.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of this Section 2.4 or Section 2.6 without the prior written consent of the holders of at least a majority of the Preferred Stock Voting Shares outstanding at the time such action is taken; provided that no such action shall change (a) the amount payable on redemption of the Series B Preferred or the times at which redemption of Series B Preferred is to occur, without the prior written consent of the holders of at least a majority of the Series B Preferred then outstanding, (b) the Conversion Price of the Series B Preferred or the number of shares or class of stock into which the Series B Preferred is convertible, without the prior written consent of the holders of at least a majority of the Series B Preferred then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least a majority of the Series B Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series B Preferred as provided herein.

                  2.4.9   CONVERSION INTO SERIES B-1 PREFERRED.

                  (a) At any time and from time to time, any holder of Series B Preferred may convert all or any portion of the Series B Preferred held by such holder into shares of Series B-1 Preferred. Each share of Series B Preferred so converted shall be converted in the proportion of one (1) Series B Preferred share to one (1) Series B-1 Preferred share.

                  (b) Each conversion of Series B Preferred provided for in this
Section 2.4.9 shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Series B-1 Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series B-1 Preferred represented thereby.

                  (c) As soon as possible after a conversion provided for in this Section 2.4.9 has been effected (but in any event within ten business days in the case of subparagraph (i) below), the Corporation shall deliver to the converting holder:

                           (i) a certificate or certificates representing the number of shares of Series B-1 Preferred issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                           (ii) a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (d) The issuance of certificates for shares of Series B-1 Preferred upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Series B Preferred. Upon conversion of each share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Series B-1 Preferred issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (e) The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  2.5 SERIES B-1 PREFERRED STOCK. An aggregate of 8,000,000 shares of Preferred Stock are hereby designated as Series B-1 Preferred Stock, $0.01 par value (the "Series B-1 Preferred"). The rights, preferences, privileges and limitations granted to and imposed on the Series B-1 Preferred are as set forth below:

                  2.5.1   LIQUIDATION.

                  Upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets shall be distributed as described in
Section 2.7 hereof. The sale of all or substantially all of the assets of the Corporation, or the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.4 and
Section 2.7 (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); provided, however, that each holder of Series B-1 Preferred shall have the right to elect the conversion benefits of the provisions of Section 2.5.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.5 and Section 2.7; provided, further, that this provision shall not apply if the holders of voting securities of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity. The Corporation shall mail written notice of such Liquidation Event not less than 20 days prior to the payment date stated therein, to each record holder of Series B-1 Preferred.

                  2.5.2    DIVIDENDS

                  (a) CUMULATIVE DIVIDENDS. Dividends on the Series B-1 Preferred shall be cumulative and shall cumulate and accrue on a daily basis, without interest, at the rate of $0.336 per share per annum from the date of issue of the Series B-1 Preferred, regardless of whether or not the Corporation shall have funds legally available for such purpose. The holders of the Series B-1 Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for such purpose, cumulative dividends at the rates specified above.

                  (b) PRIORITY. So long as any Series B-1 Preferred remains outstanding, the Corporation shall not, without the consent of the Preferred Stock Voting Shares obtained in accordance with Section 2.5.8, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Securities. In no event, so long as any Series B-1 Preferred shall remain outstanding, shall any dividend be declared or paid upon any Series A Preferred or Junior Securities unless simultaneously with such declaration and payment a pro rata dividend is declared and paid on all outstanding shares of Series B-1 Preferred.

                  2.5.3    REDEMPTIONS.

                  (a) MANDATORY REDEMPTION. If requested in writing by a majority of the Preferred Stock Voting Shares at any time after September 30, 2003, the Corporation shall redeem all shares of Series B-1 Preferred on such date stated in the Redemption Date, at a price per share equal to the Series B Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any). Notwithstanding the foregoing, if at any time prior to the Redemption Date, the holders of a majority of the outstanding Preferred Stock Voting Shares deliver written notice to the Corporation requesting a deferral of such redemption, then such redemption shall be deferred (and the shares shall remain outstanding and shall continue to retain all rights and preferences set forth herein) until the later of (i) the holders of a majority of the outstanding Preferred Stock voting Shares deliver written notice to the Corporation terminating the request for deferral and (ii) such shares of Series B-1 Preferred are otherwise actually redeemed or purchased by the Corporation. The Corporation shall be obligated to redeem all such shares of Series B-1 Preferred within 30 days after receipt of the notice terminating the request for deferral.

                  (b) REDEMPTION PAYMENT. For each share of Series B-1 Preferred which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Series B Per Share Liquidation Value (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Series B-1 Preferred on the Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of the shares to be redeemed based upon the aggregate Series B Per Share Liquidation Value of such shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (c) DIVIDENDS AFTER REDEMPTION DATE. No share is entitled to any dividends accruing after the date on which the Series B Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any) is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

                  (d) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

                  2.5.4     VOTING RIGHTS.

                  Except as otherwise provided by law, the holders of Series B-1 Preferred shall not be entitled to vote on any matter called for a vote of the voting securities of the Corporation and shall not be entitled to notice of any stockholders meetings.

                  2.5.5  CONVERSION INTO COMMON STOCK.

                  (a)    CONVERSION PROCEDURE.

                  (i) Subject to the last sentence of this Section 2.5.5(a)(i), at any time and from time to time, any holder of Series B-1 Preferred may convert all or any portion of the Series B-1 Preferred (including any fraction of a share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of shares to be converted by $4.20 and dividing the result by the Series B-1 Conversion Price then in effect. No holder of this Series B-1 Preferred shall have the right to convert all or any portion of the Series B-1 Preferred into Conversion Stock if immediately after giving effect to such conversion 50% or more (by voting power) of the outstanding voting common stock of the Corporation would be owned by such holder or any Affiliate of such holder.

                  (ii) Each conversion of Series B-1 Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B-1 Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B-1 Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Series B-1 Preferred share shall terminate on the Redemption Date for such share unless the Corporation has failed to pay to the holder thereof the Liquidation Value thereof.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series B-1 Preferred is to be made in connection with a Public Offering, the conversion of any shares of Series B-1 Preferred may, at the election of the holder of such shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

                  (v) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                           (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (b) payment in an amount equal to all accrued and unpaid dividends, if any, with respect to each share converted, which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

                           (c) a certificate representing any shares of Series B-1 Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) If the Corporation is not permitted under applicable law to pay any portion of the accrued dividends on the Series B-1 Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series B-1 Preferred shall be made without charge to the holders of such Series B-1 Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series B-1 Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (viii) The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series B-1 Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (x) If the shares of Conversion Stock issuable by reason of such conversion of Series B-1 Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  (b)      CONVERSION PRICE.

                  (i) The initial Series B-1 Conversion Price shall be $4.20. In order to prevent dilution of the conversion rights granted under this subdivision, the Series B-1 Conversion Price shall be subject to adjustment from time to time pursuant to this Section 2.5.5(b).

                  (ii) Subject to Section 2.5.5(h), if and whenever on or after the original date of issuance of the Series B-1 Preferred the Corporation issues or sells, or in accordance with Section 2.5.5(c) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Series B-1 Conversion Price in effect immediately prior to such time, then and in such event, the Series B-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Preferred Stock Voting Shares and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                  (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Series B-1 Conversion Price under Section 2.5.5(b) (and subject to Section 2.5.5(h) thereof), the following shall be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants any Option or Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security is less than the Series B-1 Conversion Price in effect immediately prior to the time of the granting of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Series B-1 Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

                  (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Series B-1 Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Series B-1 Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Series B-1 Conversion Price had been or are to be made pursuant to other provisions of this
Section 2.5.5, no further adjustment of the Series B-1 Conversion Price shall be made by reason of such issue or sale.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, the Series B-1 Conversion Price in effect at the time of such change shall be readjusted to the Series B-1 Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B-1 Conversion Price then in effect hereunder shall be adjusted to the Series B-1 Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B-1 Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B-1 Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

                  (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common

Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. Subject to
Section 2.5.5(h), if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series B-1 Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series B-1 Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2.5.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Series B-1 Conversion Price so as to protect the rights of the holders of Series B- 1 Preferred; provided that no such adjustment shall increase the Series B-1 Conversion Price as otherwise determined pursuant to this Section
2.5.5 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series B-1 Preferred.

                  (f)      NOTICES.

                  (i) Immediately upon any adjustment of the Series B-1 Conversion Price, the Corporation shall give written notice thereof to all holders of Series B-1 Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series B-1 Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any liquidation.

                  (g) AUTOMATIC CONVERSION. The Corporation shall convert all of the outstanding Series B-1 Preferred if the Corporation is at such time consummating a firm commitment underwritten Public Offering of shares of its Common Stock in which (i) the Net Proceeds to the Corporation are at least $15,000,000 and (ii) the price per share paid by the public for such shares shall be at least 300% of the Series B-1 Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series B-1 Preferred at least seven days prior to such closing. The Corporation shall convert all of the outstanding shares of Series B-1 Preferred to shares of Common Stock if the holders of a majority of the outstanding Preferred Stock Voting Shares agree to the conversion thereof.

                  (h) CERTAIN ISSUANCES. The following actions by the Corporation will not trigger the adjustments in Sections 2.5.5(b), (c) and (d):
(a) the issuance of options to purchase up to 3,641,000 shares of Common Stock pursuant to the Corporation's Stock Option Plan and warrants to purchase up to 61,500 shares of Common Stock issued and outstanding prior to October 1998 and
(b) the issuance of shares of Common Stock upon exercise of the options and warrants described in the immediately preceding clause (a).

                  2.5.6     [Intentionally Omitted].

                  2.5.7     PURCHASE RIGHTS.

                  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or Purchase Rights, then each holder of Series B-1 Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series B-1 Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  2.5.8     AMENDMENT AND WAIVER.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of this Section 2.5 or Section 2.6 without the prior written consent of the holders of at least a majority of the Preferred Stock Voting Shares outstanding at the time such action is taken; provided that no such action shall change (a) the amount payable on redemption of the Series B-1 Preferred or the times at which redemption of Series B-1 Preferred is to occur, without the prior written consent of the holders of at least a majority of the Series B-1 Preferred then outstanding, (b) the Conversion Price of the Series B-1 Preferred or the number of shares or class of stock into which the Series B-1 Preferred is convertible, without the prior written consent of the holders of at least a majority of the Series B-1 Preferred then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least a majority of the Series B-1 Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series B-1 Preferred as provided herein.

                  2.5.9    CONVERSION INTO SERIES B PREFERRED.

                  (a) At any time and from time to time, any holder of Series B-1 Preferred may convert all or any portion of the Series B-1 Preferred held by such holder into shares of Series B Preferred. Each share of Series B-1 Preferred so converted shall be converted in the proportion of one (1) Series B-1 Preferred share to one (1) Series B Preferred share.

                  (b) Each conversion of Series B-1 Preferred provided for in this Section 2.5.9 shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B-1 Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B-1 Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Series B Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series B Preferred represented thereby.

                  (c) As soon as possible after a conversion provided for in this Section 2.5.9 has been effected (but in any event within ten business days in the case of subparagraph (i) below), the Corporation shall deliver to the converting holder:

                           (i) a certificate or certificates representing the number of shares of Series B Preferred issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                           (ii) a certificate representing any shares of Series B-1 Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (d) The issuance of certificates for shares of Series B Preferred upon conversion of Series B Preferred shall be made without charge to the holders of such Series B-1 Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Series B-1 Preferred. Upon conversion of each share of Series B-1 Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Series B Preferred issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (e) The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  2.6 SERIES C PREFERRED STOCK. An aggregate of 1,250,000 shares of Preferred Stock are hereby designated as Series C Preferred Stock, $0.01 par value (the "Series C Preferred"). The rights, preferences, privileges and limitations granted to and imposed on the Series C Preferred are as set forth below:

                  2.6.1  LIQUIDATION.

                  Upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets shall be distributed as described in
Section 2.7 hereof. The sale of all or substantially all of the assets of the Corporation, or the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.6 and
Section 2.7 (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); provided, however, that each holder of Series C Preferred shall have the right to elect the conversion benefits of the provisions of Section 2.6.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.6 and Section 2.7; provided, further, that this provision shall not apply if the holders of voting securities of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity. The Corporation shall mail written notice of such liquidation not less than 20 days prior to the payment date stated therein, to each record holder of Series C Preferred.

                  2.6.2  DIVIDENDS.

                  (a) CUMULATIVE DIVIDENDS. Dividends on the Series C Preferred shall be cumulative and shall cumulate and accrue on a daily basis, without interest, at the rate of $0.48 per share per annum from the date of issue of the Series C Preferred, regardless of whether or not the Corporation shall have funds legally available for such purpose. The holders of the Series C Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for such purpose, cumulative dividends at the rates specified above.

                  (b) PRIORITY. So long as any Series C Preferred remains outstanding, the Corporation shall not, without the consent of the Preferred Stock Voting Shares obtained in accordance with Section 2.6.8, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Securities. In no event, so long as any Series C Preferred shall remain outstanding, shall any dividend be declared or paid upon the Series A Preferred, the Series B Preferred or any Junior Securities unless simultaneously with such declaration and payment a pro rata dividend is declared and paid on all outstanding shares of Series C Preferred.

                  2.6.3  REDEMPTIONS.

                  (a) MANDATORY REDEMPTION. If requested in writing by a majority of the Series C Preferred at any time after April 30, 2001, the Corporation shall redeem all shares of Series C Preferred on such date stated in such written request (the "Redemption Date"), at a price per share equal to the Series C Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any). Notwithstanding the foregoing, if at any time prior to the Redemption Date, the holders of a majority of the Series C Preferred deliver written notice to the Corporation requesting a deferral of such redemption, then such redemption shall be deferred (and the shares shall remain outstanding and shall continue to retain all rights and preferences set forth herein) until the later of (i) the holders of a majority of the Series C Preferred deliver written notice to the Corporation terminating the request for deferral and (ii) such shares of Series C Preferred are otherwise actually redeemed or purchased by the Corporation. The Corporation shall be obligated to redeem all such shares of Series C Preferred within 30 days after receipt of the notice terminating the request for deferral.

                  (b) REDEMPTION PAYMENT. For each share of Series C Preferred which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Series C Per Share Liquidation Value (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Series C Preferred on the Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of the shares to be redeemed based upon the aggregate Series C Per Share Liquidation Value of such shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (c) DIVIDENDS AFTER REDEMPTION DATE. No share is entitled to any dividends accruing after the date on which the Series C Per Share Liquidation Value (plus all accrued and unpaid dividends thereon, if any) is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

                  (d) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

                  2.6.4  VOTING RIGHTS.

                  The holders of the Series C Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws and shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock and all other Preferred Stock Voting Shares voting together as a single class (and as a separate series or class if required by law) with each share of Common Stock entitled to one vote per share and each share of Series C Preferred entitled to one vote for each share of Common Stock into which such share of Series C Preferred is convertible on the record date for the vote taken.

                  2.6.5  CONVERSION.

                  (a)      CONVERSION PROCEDURE.

                  (i) At any time and from time to time, any holder of Series C Preferred may convert all or any portion of the Series C Preferred (including any fraction of a share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of shares to be converted by $8.00 and dividing the result by the Conversion Price then in effect.

                  (ii) Each conversion of Series C Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series C Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series C Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Series C Preferred share shall terminate on the Redemption Date for such share unless the Corporation has failed to pay to the holder thereof the Liquidation Value thereof.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series C Preferred is to be made in connection with a Public Offering, the conversion of any shares of

Series C Preferred may, at the election of the holder of such shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

                  (v) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                           (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (b) payment in an amount equal to all accrued and unpaid dividends, if any, with respect to each share converted, which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

                           (c) a certificate representing any shares of Series C Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) If the Corporation is not permitted under applicable law to pay any portion of the accrued dividends on the Series C Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series C Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (viii) The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series C Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (x) If the shares of Conversion Stock issuable by reason of such conversion of Series C Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  (b)      CONVERSION PRICE.

                  (i) The initial Series C Conversion Price shall be $8.00. In order to prevent dilution of the conversion rights granted under this Section 2.6.5, the Series C Conversion Price shall be subject to adjustment from time to time pursuant to this Section 2.6.5.

                  (ii) Subject to Section 2.6.5(h), if and whenever on or after the original date of issuance of the Series C Preferred the Corporation issues or sells, or in accordance with Section 2.6.5(c) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to such time, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Preferred Stock Voting Shares and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                  (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Series C Conversion Price under Section 2.6.5(b) (and subject to Section 2.6.5(h)), the following shall be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants any right or option to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security is less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

                  (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Series C Conversion Price had been or are to be made pursuant to other provisions of this
Section 2.6.5, no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, the Series C Conversion Price in effect at the time of such change shall be readjusted to the Series C Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series C Conversion Price then in effect hereunder shall be adjusted to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series C Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series C Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

                  (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. Subject to
Section 2.6.5(h), if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2.6.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Series C Conversion Price so as to protect the rights of the holders of Series C Preferred; provided that no such adjustment shall increase the Series C Conversion Price as otherwise determined pursuant to this Section 2.6.5 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series C Preferred.

                  (f)      NOTICES.

                  (i) Immediately upon any adjustment of the Series C Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series C Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any liquidation.

                  (g) AUTOMATIC CONVERSION. The Corporation shall convert all of the outstanding Series C Preferred if the Corporation is at such time consummating a firm commitment underwritten Public Offering of shares of its Common Stock in which (i) the Net Proceeds to the Corporation are at least $15,000,000, (ii) the price per share paid by the public for such shares shall be at least 125% of the Series C Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering and (iii) all of the outstanding Series B Preferred and Series A Preferred also is converted. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series C Preferred at least seven days prior to such closing. The Corporation shall convert all of the outstanding shares of Series C Preferred to shares of Common Stock in connection with a Public Offering meeting the criteria set forth in the first sentence of this Section 2.6.5(g) if the holders of a majority of the outstanding Preferred Stock Voting Shares agree to the conversion thereof and to the contemporaneous conversion of the Series A Preferred and the Series B Preferred.

                  (h) CERTAIN ISSUANCES. The following actions by the Corporation will not trigger the adjustments in Sections 2.6.5(b), (c) and (d):
(a) the issuance of options to purchase up to 3,641,000 shares of Common Stock pursuant to The Cobalt Group, Inc. 1995 Stock Option Plan (the "Stock Option Plan"), the existence of warrants to purchase up to 61,500 shares of Common Stock issued and outstanding prior to October 1998 and warrants and options to purchase up to 200,000 Shares of Common Stock issued in connection with the issuance of the Series C Preferred and (b) the issuance of shares of Common Stock upon exercise of the options and warrants described in the immediately preceding clause (a).

                  2.6.6  [Intentionally Omitted].

                  2.6.7  PURCHASE RIGHTS.

                  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series C Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series C Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  2.6.8  AMENDMENT AND WAIVER.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of this Section 2.6 without the prior written consent of the holders of at least a majority of the Series C Preferred outstanding at the time such action is taken. No amendment, modification or waiver shall be binding or effective with respect to any provision of Section
2.7 without the prior written consent of the holders of at least a majority of the Preferred Stock Voting Shares outstanding at the time such action is taken; provided however, that no such action shall change the amounts or terms on which amounts distributable to the Series C Preferred pursuant to Section 2.7 are distributed or distributable (other than action that provides for the creation of and issuance to investors of a class or series of securities that are pari passu with or senior to the Series C Preferred, which action may be taken with the consent of the holders of at least a majority of the Perferred Stock Voting Shares) without the prior written consent of the holders of at least a majority of the Series C Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series C Preferred as provided herein.

                  2.7    LIQUIDATION.

                  Upon any liquidation (as described in Sections 2.3.1, 2.4.1,
2.5.1 and 2.6.1), the Corporation's assets shall be distributed as follows:

                  (a) If Net Proceeds are less than or equal to the Series C Liquidation Amount, plus all accrued and unpaid dividends on the Series C Preferred, then the Net Proceeds shall be distributed ratably to the holders of the Series C Preferred pursuant to the Series C Liquidation Amount.

                  (b) If Net Proceeds are greater than the Series C Liquidation Amount, plus all accrued and unpaid dividends on the Series C Preferred, then an amount equal to the Series C Liquidation Amount, plus all accrued and unpaid dividends on the Series C Preferred, shall be distributed ratably to the holders of the Series C Preferred and the A/B Net Proceeds shall be distributed as follows:

                  (i) If A/B Net Proceeds are less than or equal to the sum of the Series B Liquidation Amount plus the Series A Liquidation Amount, then A/B Net Proceeds shall be distributed ratably to the holders of the Series A Preferred, Series B Preferred and Series B-1 Preferred pursuant to the Series A Liquidation Amount and Series B Liquidation Amount;

                  (ii) If A/B Net Proceeds are greater than the sum of the Series B Liquidation Amount plus the Series A Liquidation Amount but less than the sum of the Series B Liquidation

Amount plus the Series A Liquidation Amount plus the aggregate Series B Accrued Dividend, then the A/B Net Proceeds shall be distributed in accordance with paragraph (a) above until the holders of the Series A Preferred, Series B Preferred and Series B-1 Preferred have received 100% of the aggregate of the Series A Liquidation Amount and the Series B Liquidation Amount, and the balance shall be distributed ratably to the holders of the Series B Preferred and Series B-1 Preferred;

                  (iii) If A/B Net Proceeds are greater than the sum of the Series B Liquidation Amount plus the Series A Liquidation Amount plus the aggregate Series B Accrued Dividend, then:

                  (A) if Unadjusted A/B Net Proceeds Available Per Common Share are greater than or equal to 300% of the Series B Per Share Liquidation Value, then the holders of Series A Preferred, Series B Preferred and Series B-1 Preferred shall receive no preferential distribution; provided, however, that each share of Series B Preferred and Series B-1 Preferred shall be entitled to receive the Series B Accrued Dividend;

                  (B) if Unadjusted A/B Net Proceeds Available Per Common Share are less than 300% of the Series B Per Share Liquidation Value, then:

                           (1)  if Unadjusted A/B Net Proceeds Available Per
Common Share are greater than or equal to 200% of the Series B Per Share Liquidation Value, then the holders of the Series A Preferred shall receive no preferential distribution and each outstanding share of Series B Preferred and Series B-1 Preferred shall receive (i) the per share amount that results from the Calculated Series B Preference plus (ii) the Series B Accrued Dividend;

                           (2)  if Unadjusted A/B Net Proceeds Available Per
Common Share are less than 200% of the Series B Per Share Liquidation Value, then each outstanding share of the Series B Preferred and Series B-1 Preferred shall receive (i) the Series B Per Share Liquidation Value (ii) plus the Series B Accrued Dividend, and each outstanding share of the Series A Preferred shall receive the per share amount that results from the Calculated Series A Preference.

                  (iv) After the preferential distributions described in paragraphs (i), (ii) and (iii) above, if any, and the payment of the aggregate Series B Accrued Dividend, the remainder of the A/B Net Proceeds shall be distributed ratably among all holders of Common Stock, Series A Preferred, Series B Preferred and Series B-1 Preferred on an as-converted basis.

                  2.8    GENERAL PROVISIONS.

                  2.8.1  DEFINITIONS.

                  For purposes of these Amended and Restated Articles of Incorporation, the following terms shall have the meanings indicated:

                  "A/B NET PROCEEDS" means Net Proceeds less the Series C Liquidation Amount and all accrued and unpaid dividends on the Series C Preferred.

                  "AFFILIATE" means, as to any person or entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

                  "CALCULATED SERIES A PREFERENCE" means:

                  (a) if Net Proceeds less the sum of the Series B Liquidation Amount and the aggregate Series B Accrued Dividend ("Adjusted A Net Proceeds") are less than 250% of Series A Refunded Liquidation Proceeds, then an amount equal to the Series A Liquidation Amount shall be distributed ratably among all holders of Series A Preferred;

                  (b) if Adjusted A Net Proceeds are equal to or greater than 250% but less than 350% of Series A Refunded Liquidation Proceeds, then an amount equal to the Series A Liquidation Value multiplied by [1 - ((Adjusted A Net Proceeds / Series A Refunded Liquidation Proceeds) - 2.5)] shall be distributed ratably among all holders of Series A Preferred.

                  "CALCULATED SERIES B PREFERENCE" means:

                  (a) if Net Proceeds less the aggregate Series B Accrued Dividend ("Adjusted B Net Proceeds") are less than 200% of Series B Refunded Liquidation Proceeds, then an amount equal to the Series B Liquidation Amount shall be distributed ratably among all holders of Series B Preferred and Series B-1 Preferred;

                  (b) if Adjusted B Net Proceeds are equal to or greater than 200% but less than 300% of Series B Refunded Liquidation Proceeds, then
         (1) an amount equal to the Series B Liquidation Amount multiplied by [1
         - ((Adjusted B Net Proceeds / Series B Refunded Liquidation Proceeds) - 2.0)] shall be distributed ratably among all holders of Series B Preferred and Series B-1 Preferred.

                  "COMMON STOCK" means, collectively, the Corporation's Common Stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "CONVERSION STOCK" means the Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred, the Series B Preferred, the Series B-1 Preferred or the Series C Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean the security issuable upon conversion of such Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "CONVERTIBLE SECURITIES" has the meaning set forth in Section 2.3.5(c)(i).

                  "FULLY DILUTED COMMON STOCK OUTSTANDING" means, as of the effective date of the Liquidation Event, the sum of all shares of Common Stock outstanding plus all shares of Common Stock issuable upon conversion of outstanding securities that are convertible into or exercisable or exchangeable for shares of Common Stock other than the Series C Preferred.

                  "JUNIOR SECURITIES" means any of the Corporation's equity securities other than the Series A Preferred, the Series B Preferred, the Series B-1 Preferred and the Series C Preferred.

                  "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in The Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in The Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in The Nasdaq Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Preferred Stock Voting Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Preferred Stock

Voting Shares. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

                  "NET PROCEEDS" means gross consideration paid to the Corporation upon a Liquidation Event less any commissions or other expenses payable in connection with such Liquidation Event.

                  "OPTIONS" has the meaning set forth in Section 2.3.5(c)(i).

                  "PERSON" means an individual, a partnership, a corporation, limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PREFERRED STOCK VOTING SHARES" means the aggregate of the outstanding Series A Preferred, Series B Preferred and Series C Preferred.

                  "PUBLIC OFFERING" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of Sections 2.3.5(h), 2.4.5(h), 2.5.5(h) and 2.6.5(h) hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

                  "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of October 7, 1998, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

                  "PURCHASE RIGHTS" has the meaning set forth in Section 2.3.7.

                  "REDEMPTION DATE" has the meaning set forth in Section 2.3.3.

                  "REGISTRATION AGREEMENT" means the Registration Agreement as defined in the Purchase Agreement.

                  "SERIES A LIQUIDATION AMOUNT" means the Series A Per Share Liquidation Value multiplied by the number of shares of Series A Preferred outstanding on the effective date of the Liquidation Event.

                  "SERIES A PER SHARE LIQUIDATION VALUE" means $0.554209.

                  "SERIES A REFUNDED LIQUIDATION PROCEEDS" means the amount necessary to provide holders of Series A Preferred with the aggregate Series A Per Share Liquidation Value if Adjusted A Net Proceeds were distributed ratably among all holders of Common Stock and all holders of Series A Preferred on an as-converted basis.

                  "SERIES B ACCRUED DIVIDEND" means (.08 x Series B Per Share Liquidation Value x (Series B Holding period / 365)).

                  "SERIES B HOLDING PERIOD" means the number of days between (i) the date of issuance of the Series B Preferred and the Series B-1 Preferred and
(ii) the effective date of the Liquidation Event.

                  "SERIES B LIQUIDATION AMOUNT" means the Series B Per Share Liquidation Value multiplied by the number of shares of Series B Preferred and Series B-1 Preferred outstanding on the effective date for the Liquidation Event.

                  "SERIES B PER SHARE LIQUIDATION VALUE" means $4.20.

                  "SERIES B REFUNDED LIQUIDATION PROCEEDS" means the amount necessary to provide holders of Series B Preferred and Series B-1 Preferred with the aggregate Series B Per Share Liquidation Value if Adjusted B Net Proceeds were distributed ratably among all holders of Common Stock and all holders of Series B Preferred and Series B-1 Preferred on an as-converted basis.

                  "SERIES C LIQUIDATION AMOUNT" means the Series C Per Share Liquidation Value multiplied by the number of shares of Series C Preferred outstanding on the effective date for the Liquidation Event.

                  "SERIES C PER SHARE LIQUIDATION VALUE" means $8.00.

                  "UNADJUSTED A/B NET PROCEEDS AVAILABLE PER COMMON SHARE" means A/B Net Proceeds less the aggregate Series B Accrued Dividend divided by Fully Diluted Common Stock Outstanding.

                  2.8.2    REGISTRATION OF TRANSFER.

                  The Corporation shall keep at its principal office a register for the registration of Series A Preferred, Series B Preferred and Series B-1 Preferred. Upon the surrender of any certificate representing Series A Preferred, Series B Preferred and Series B-1 Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred, Series B Preferred and Series B-1 Preferred represented by the surrendered certificate.

                  2.8.3  REPLACEMENT.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any Series A Preferred, Series B Preferred and Series B-1 Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at such stockholder's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  2.8.4  NOTICES.

                  Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices, attention President; and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                  2.8.5  DISTRIBUTIONS TO SHAREHOLDERS.

                  If at any time the Corporation proposes to effect any dividend, redemption, repurchase or other distribution with respect to the Corporation's capital stock, for purposes of determining the legality of such distribution under the Washington Business Corporation Act, and solely for such purpose, the Corporation shall not be required to consider the liquidation preference of the Series A Preferred, Series B Preferred and the Series B-1 Preferred as a liability of the Corporation in computing the Corporation's shareholders equity, so long as prior to the effective date of such distribution the Corporation shall have received the consent of the holders of a majority of the Series A Preferred, Series B Preferred and the Series B-1 Preferred then outstanding to the proposed distribution.

                                   ARTICLE III

                              NO PREEMPTIVE RIGHTS

                  Except as may be otherwise agreed by this Corporation or be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                                   ARTICLE IV

                              NO CUMULATIVE VOTING

                  There shall be no cumulative voting of shares in this Corporation.

                                    ARTICLE V

                                    DIRECTORS
                  5.1 NUMBER. The Corporation shall have at least one director, the actual number to be prescribed in the Bylaws. The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

                  5.2 STAGGERED TERMS. Prior to the 2000 annual election of Directors, unless a director earlier dies, resigns or is removed, his term in office shall expire at the next annual meeting of shareholders. At the 2000 annual election of directors, the Board of Directors shall be divided into three classes with said classes to be as equal in number as may be possible. At the first election of directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article V, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

                  5.3 REMOVAL. The directors of this Corporation may be removed only for cause, in the manner provided by the Bylaws, by the affirmative vote of the holders of not less than a majority of the shares entitled to elect the director or directors whose removal is being sought.

                                   ARTICLE VI

                        LIMITATION ON DIRECTOR LIABILITY

                  To the fullest extent permitted by the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of this Corporation with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS

                  To the fullest extent permitted by the Washington Business Corporation Act and the Bylaws of this Corporation, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

                                  ARTICLE VIII

                     REGISTERED AGENT AND REGISTERED OFFICE


                  The registered agent of this Corporation in the State of Washington is JGB Service Corporation. The street address of the registered agent at the registered office of this Corporation in the State of Washington is 3600 One Union Square, 600 University Street, Seattle, Washington 98101.

                                   ARTICLE IX

               SHAREHOLDER VOTING ON SIGNIFICANT CORPORATE ACTION

                  Any corporate action for which the Washington Business Corporation Act, as then in effect, would otherwise require approval by a two-thirds vote of the shareholders of the Corporation shall be deemed approved by the shareholders if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote. Notwithstanding this Article, effect shall be given to any other provision of these Articles that specifically requires a greater vote for approval of any particular corporate action.

                                    ARTICLE X

                       SHAREHOLDER ACTION WITHOUT MEETING

                  Any action that may be taken at a meeting of the shareholders may be taken without a meeting or a vote if (i) the action is taken by written consent delivered to the Corporation of all shareholders entitled to vote on the action or (ii) the action is taken by written consent delivered to the Corporation by the shareholders of the Corporation holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. A notice of the taking of action by shareholders by less than unanimous written consent shall be mailed at least one business day, or such longer period as is required by law, prior to the date the action becomes effective to those shareholders entitled to vote on the action who have not consented in writing, and, if required by law that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders of the Corporation. Any such notice shall be in such form as may be required by applicable law. Any consent delivered to the Corporation pursuant to this Article shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

                  IN WITNESS WHEREOF, these Restated Articles of Incorporation are executed on behalf of the Corporation this ____ day of __________, 1999.

                             THE COBALT GROUP, INC.

                             By
                                -----------------------------------
                                   Geoffrey T. Barker
                                   Co-Chief Executive Officer